Chairman of the Supervisory Board: Clemens Börsig Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

Deutsche Bank AG New York

60 Wall Street

New York, NY 10005

Telephone: 212-250-5977

Facsimilie: 212-797-8826

To:

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1

Attn:	Corporate Trust & Loan Agency/DBALT 2007-OA1
Fax No:	212-525-1300
From:	DEUTSCHE BANK AG, NEW YORK BRANCH
Attn:	New York Derivatives Documentation
Telephone No:	212-250-9425
Fax No:	212-797-0779
Email:	NYderivative.documentation@db.com
Reference:	Global No. N577318N
Date:	February 28, 2007

Swap Transaction Confirmation

1.  The purpose of this letter agreement (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“DBAG”) and HSBC Bank USA, National Association, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1 (“Counterparty”) created under the Pooling and Servicing Agreement for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1 dated as of February 1, 2007 among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National Association, as trustee (the “Pooling and Servicing Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction.  References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions.  Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned thereto in the Agreement (as herein defined).  Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.

2.  This Confirmation supersedes any previous confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates.  This Confirmation supplements, forms part of, and is subject to the terms and conditions of the ISDA Master Agreement dated as of February 28, 2007, between each of DBAG and Counterparty (the “Agreement”). Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Pooling and Servicing Agreement.

3.   The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms

Type of Transaction:	Rate Swap
Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached.
Trade Date:	February 23, 2007
Effective Date:	February 28, 2007
Termination Date:	February 25, 2012, subject to adjustment in accordance with the Following Business Day Convention.

MTA Amounts:

MTA Rate Payer:	Counterparty
MTA Rate Option:

The MTA Rate Option is defined as the twleve-month average of the monthly Treasury constant maturity rates as published in the Federal Reserve Statistical Release: “Selected Interest Rates / H.15”.  The 12-month average is determined by adding together the constant maturity rates and dividing by 12.  The result is rounded up to the nearest one-thousand of one percent.  The MTA Rate Option used for each Calculation Period will be the most recent MTA figure published as of the Reset Date through the Bloomberg Service, which may be obtained by typing "12MTA <Index> DES <Go>", where <Index> is the F10 key and <Go> is the "Enter" or "Return" key.

If the MTA Rate Option is not available on such MTA Determination Date, then the Calculation Agent will determine the MTA Rate Option by polling Reference Market-makers.  If more than 3 rates are provided, the MTA Rate Option will be the arithmetic mean of the rates, without regard to the highest and lowest.  If exactly three are provided, the MTA Rate Option will be the rate remaining after disregarding he highest and lowest.  If fewer than three rates are provided, the MTA Rate Option will be determined by the Calculation Agent.

MTA Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, with No Adjustments.
MTA Rate Payer Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.  Early Payment shall be applicable. The MTA Rate Payer Payment Date shall be one (1) Business Day preceding each MTA Rate Payer Period End Date.

MTA Amount:	Notional Amount * (MTA Rate Option plus 0.37% per annum) * MTA Rate Day Count Fraction
MTA Rate Day Count Fraction:	30/360
Designated Maturity:	One month
Reset Dates:

The MTA Rate Option used for each Calculation Period will be the most recent MTA Rate Option available fifteen calendar days prior to the first day of the calendar month in which such Calculation Period begins.

Compounding:	Inapplicable

LIBOR Amounts:

LIBOR Rate Payer:	DBAG
LIBOR Rate Payer Period End Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

LIBOR Rate Payer Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.  Early Payment shall be applicable. The LIBOR Rate Payer Payment Date shall be one (1) Business Day preceding each LIBOR Rate Payer Period End Date.

LIBOR Rate Option:	USD-LIBOR-BBA
LIBOR Amount:	Notional Amount * LIBOR Rate Option * LIBOR Rate Day Count Fraction
Designated Maturity:	One month
LIBOR Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period
Compounding:	Inapplicable

Additional Terms:

Business Days:	New York
Calculation Agent:	DBAG
MTA Netting:

Notwithstanding anything in the contrary in this Confirmation or the Agreement, for any MTA Rate Payer Payment Date, to the extent that the MTA Amount exceeds the LIBOR Amount (The “Net MTA Amount”), the MTA Rate Payer shall owe the LIBOR Rate Payer the Adjusted  Net MTA Amount for such MTA Rate Payer Payment Date.

Adjusted Net MTA Amount:

For any MTA Rate Payer Payment Date (other than the MTA Rate Payer Payment Date in February 2012), the excess, if any, of (A) the sum of (x) the Net MTA Amount plus (y) the Unpaid Deferred Net MTA Amount over (B) any Deferred Net MTA Amount for the current MTA Rate Payer Payment Date.

For the MTA Rate Payer Payment Date in February 2012, the sum of (x) the Net MTA Amount plus (y) the Unpaid Deferred Net MTA Amount.

Deferred Net MTA Amount:

For any MTA Rate Payer Payment Date, the lesser of (a) the excess, if any, of (x) the sum of (i) the Net MTA Amount plus (ii) the Unpaid Deferred Net MTA Amount over (y) Available Funds for that Distribution Date and (b) the Net Deferred Interest for that Distribution Date.

Unpaid Deferred Net MTA Amount:

For any MTA Rate Payer Payment Date, the aggregate Deferred Net MTA Amount from prior MTA Rate Payer Payment Dates plus interest accrued during the related Accrual Period on such Deferred Net MTA Amount at a rate equal to the MTA Rate Option plus 0.37% per annum; provided, that on any MTA Rate Payment Date on which a Net LIBOR Amount is payable, immediately following such MTA Rate Payment Date, the Unpaid Deferred Adjusted Net Swap Amount for such MTA Rate Payment Date will be reduced (not below zero) by the lesser of (A) the Net LIBOR Amount for such Distribution Date and (B) the Unpaid Deferred Net MTA Amount for such Distribution Date.

LIBOR Netting:

Notwithstanding anything in the contrary in this Confirmation or the Agreement, for any LIBOR Rate Payer Payment Date, to the extent that the LIBOR Amount exceeds the MTA Amount (The “Net LIBOR Amount”), the LIBOR Rate Payer shall owe the MTA Rate Payer the Adjusted Net LIBOR Amount for such LIBOR Rate Payer Payment Date.

Adjusted Net LIBOR Amount:	For any LIBOR Rate Payer Payment Date, the excess, if any, of (A) the Net LIBOR Amount over (B) the Unpaid Deferred Net MTA Amount for such Distribution Date.
Account Details and Settlement Information:	Payments to DBAG: Deutsche Bank Trust Company – Americas, New York SWIFT Code: BKTRUS33 / ABA 021001033 Favor of: Deutsche Bank AG, New York Acct. # 01 473 969
Payments to Counterparty: Wells Fargo Bank, NA ABA# 121000248 Account Name: SAS Clearing Account #3970771416 FFC to: DBALT 2007-OA1 Certificate Swap Account # 50986302

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation

Telephone: 44 20 7547 4755

Facsimile: 44 20 7545 9761

E-mail:derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us.  If you wish to exchange hard copy forms of this Confirmation, please contact us.

For and on behalf of DEUTSCHE BANK AG, NEW YORK BRANCH (RMBS Derivatives Desk)

For and on behalf of

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual or corporate capacity but solely as Trustee for the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1

/s/ Cloris Eng Name: Cloris Eng Title: Assistant Vice President Date: February 28, 2007	/s/ Fernando Acebedo Name: Fernando Acebedo Title: Vice President Date: February 28, 2007
/s/ Vivian Jackson Name: Vivian Jackson Title: Vice President Date: February 28, 2007

SCHEDULE I

(With respect to each MTA Rate Payer Period End Date, all such dates are with No Adjustment, and with respect to each LIBOR Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Following Business Day Convention)

Start Date	End Date	Swap Notional Amount ($)
February 28, 2007	March 25, 2007	367,999,906.54
March 25, 2007	April 25, 2007	360,234,165.03
April 25, 2007	May 25, 2007	352,880,045.21
May 25, 2007	June 25, 2007	345,679,790.40
June 25, 2007	July 25, 2007	338,630,301.88
July 25, 2007	August 25, 2007	331,728,202.75
August 25, 2007	September 25, 2007	324,970,480.21
September 25, 2007	October 25, 2007	318,353,416.46
October 25, 2007	November 25, 2007	311,873,016.05
November 25, 2007	December 25, 2007	305,525,382.60
December 25, 2007	January 25, 2008	299,282,425.20
January 25, 2008	February 25, 2008	293,169,322.81
February 25, 2008	March 25, 2008	287,148,300.58
March 25, 2008	April 25, 2008	281,251,996.69
April 25, 2008	May 25, 2008	275,479,858.15
May 25, 2008	June 25, 2008	269,829,085.73
June 25, 2008	July 25, 2008	264,297,227.06
July 25, 2008	August 25, 2008	258,881,604.70
August 25, 2008	September 25, 2008	253,579,834.00
September 25, 2008	October 25, 2008	248,388,961.17
October 25, 2008	November 25, 2008	243,305,807.74
November 25, 2008	December 25, 2008	238,327,274.46
December 25, 2008	January 25, 2009	233,430,754.45
January 25, 2009	February 25, 2009	228,632,852.62
February 25, 2009	March 25, 2009	223,899,846.08
March 25, 2009	April 25, 2009	219,263,437.50
April 25, 2009	May 25, 2009	214,717,065.62
May 25, 2009	June 25, 2009	210,154,181.35
June 25, 2009	July 25, 2009	205,437,178.84
July 25, 2009	August 25, 2009	200,826,755.12
August 25, 2009	September 25, 2009	196,296,826.66
September 25, 2009	October 25, 2009	191,870,291.43
October 25, 2009	November 25, 2009	187,508,234.47
November 25, 2009	December 25, 2009	183,234,389.63
December 25, 2009	January 25, 2010	179,009,208.63
January 25, 2010	February 25, 2010	174,880,643.57
February 25, 2010	March 25, 2010	170,828,051.95
March 25, 2010	April 25, 2010	166,854,306.53
April 25, 2010	May 25, 2010	162,973,349.08
May 25, 2010	June 25, 2010	159,182,596.19
June 25, 2010	July 25, 2010	155,480,478.90
July 25, 2010	August 25, 2010	151,826,410.59
August 25, 2010	September 25, 2010	148,255,056.01
September 25, 2010	October 25, 2010	144,761,301.84
October 25, 2010	November 25, 2010	141,314,709.16
November 25, 2010	December 25, 2010	137,919,781.88
December 25, 2010	January 25, 2011	134,600,536.55
January 25, 2011	February 25, 2011	131,356,072.41
February 25, 2011	March 25, 2011	128,155,953.56
March 25, 2011	April 25, 2011	125,032,889.86
April 25, 2011	May 25, 2011	121,979,426.55
May 25, 2011	June 25, 2011	118,984,998.25
June 25, 2011	July 25, 2011	116,061,612.81
July 25, 2011	August 25, 2011	113,209,272.12
August 25, 2011	September 25, 2011	110,426,262.52
September 25, 2011	October 25, 2011	107,709,136.18
October 25, 2011	November 25, 2011	105,058,108.19
November 25, 2011	December 25, 2011	102,471,583.10
December 25, 2011	January 25, 2012	99,947,773.02
January 25, 2012	February 25, 2012	97,485,372.33